UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2009

NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	98-0535482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA	M9C 5K1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 24, 2009, the registrant’s principal operating subsidiary, Nortel Networks Limited (“NNL”), entered into a further amendment to its agreement with Export Development Canada (“EDC”), which agreement was initially announced on January 14, 2009, to permit continued access by NNL to its EDC performance-related support facility up to July 30, 2009 for up to a maximum of US$30 million of support. The amendment also clarifies that going forward, the charge over certain of Nortel’s assets in favour of EDC will only extend to new support provided after January 14, 2009 and rollovers or extensions of pre-existing support made before April 14, 2009. The amendment and extension of the support facility has been approved by the Canadian Court. Nortel and EDC continue to work together to see if a longer term arrangement, acceptable to both parties, can be reached.

Item 8.01.	Other Events.

On April 28, 2009, the registrant announced that the Canadian Debtors have obtained an order from the Canadian Court extending to July 30, 2009 the stay of proceedings that was previously granted by the Canadian Court.

On April 28, 2009, the registrant issued a press release regarding the matters described above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Second Amended and Restated Short-Term Support Agreement dated as of April 24, 2009 between NNL and EDC.

99.1	Press Release issued by the registrant on April 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION

By:	/S/ GORDON A. DAVIES
Gordon A. Davies
Chief Legal Officer and Corporate Secretary

By:	/S/ ANNA VENTRESCA
Anna Ventresca
Assistant Secretary

Dated: April 28, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Short-Term Support Agreement dated as of April 24, 2009 between NNL and EDC.

99.1	Press Release issued by the registrant on April 28, 2009.

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